Exhibit 4.1

Edwards Group Limited (Incorporated under the laws of the Cayman Islands) Certificate No. xxxxxxxxxx Ordinary Shares ###,###.### THIS IS TO CERTIFY THAT Name of Investor is the registered holder of Number of shares in words ordinary shares in the above-named Company subject to the Memorandum and Articles of Association thereof. EXECUTED for and on behalf of the said Company on Date, 2012 Director © GOES 740 All Rights Reserved LITHO. IN U.S.A.